UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2011
CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-51734	37-1516132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2780 Waterfront Pkwy E. Drive
Suite 200
Indianapolis, Indiana 46214
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (317) 328-5660
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 24, 2011, Calumet Lubricants Co., L.P. (“Calumet Lubricants”), a wholly owned subsidiary of Calumet Specialty Products Partners, L.P. (the “Company”), entered into Amendment No. 5 (the “Princeton Amendment”) to that certain Crude Oil Supply Agreement, effective as of April 30, 2008 (as amended since such date, the “Princeton Crude Oil Supply Agreement”), by and between Calumet Lubricants and Legacy Resources Co., L.P. (“Legacy”), under which Legacy supplies the Company’s Princeton refinery with all of the refinery’s crude oil requirements on a just-in-time basis. The Princeton Amendment, effective as of March 1, 2011, modifies the market-based pricing mechanism established in the Princeton Crude Oil Supply Agreement and shortens the termination notice period set forth in the Princeton Crude Oil Supply Agreement from approximately 90 days to approximately 60 days. Concurrent with entering into the Princeton Amendment, on March 24, 2011, Calumet Lubricants provided notice to Legacy that it will exercise its contractual rights under the Princeton Crude Oil Supply Agreement, as amended by the Princeton Amendment, to terminate the Princeton Crude Oil Supply Agreement on May 31, 2011. The Company will not incur any material early termination penalties in connection with its termination of the Princeton Crude Oil Supply Agreement.
     On March 24, 2011, Calumet Shreveport Fuels, LLC (“Calumet Shreveport Fuels”), a wholly owned subsidiary of the Company, entered into Amendment No. 5 (the “Shreveport Amendment”) to that certain Crude Oil Supply Agreement, effective as of September 1, 2009 (as amended since such date, the “Shreveport Crude Oil Supply Agreement”), by and between Calumet Shreveport Fuels and Legacy, under which Legacy supplies the Company’s Shreveport refinery with a portion of the refinery’s crude oil requirements on a just-in-time basis. The Shreveport Amendment, effective as of March 1, 2011, modifies the market-based pricing mechanism established in the Shreveport Crude Oil Supply Agreement and shortens the termination notice period set forth in the Shreveport Crude Oil Supply Agreement from approximately 90 days to approximately 60 days. Concurrent with entering into the Shreveport Amendment, on March 24, 2011, Calumet Shreveport Fuels provided notice to Legacy that it will exercise its contractual rights under the Shreveport Crude Oil Supply Agreement, as amended by the Shreveport Amendment, to terminate the Shreveport Crude Oil Supply Agreement on May 31, 2011. The Company will not incur any material early termination penalties in connection with its termination of the Shreveport Crude Oil Supply Agreement.
     Because Legacy is owned in part by The Heritage Group, an affiliate of the Company’s general partner, the Company’s chief executive officer, F. William Grube, and the Company’s president and chief operating officer, Jennifer G. Straumins, the terms of the Princeton Crude Oil Supply Agreement, as amended by the Princeton Amendment, and the Shreveport Crude Oil Supply Agreement, as amended by the Shreveport Amendment, were reviewed by the Company’s conflicts committee, which consists entirely of independent directors. The conflicts committee approved the Princeton Amendment and the Shreveport Amendment after determining that their respective terms are fair and reasonable to the Company.
     The foregoing descriptions are qualified in their entirety by reference to the Princeton Amendment and the Shreveport Amendment, copies of which are attached hereto as Exhibit 10.26 and Exhibit 10.27, respectively, and the Princeton Crude Oil Supply Agreement and the Shreveport Crude Oil Supply Agreement, each of which was filed separately as Exhibit 10.1 to the Company’s Current Reports on Form 8-K on May 6, 2008 and September 4, 2009, respectively, and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.
     The information set forth under Item 1.01 above related to the Princeton Crude Oil Supply Agreement and the Shreveport Crude Oil Supply Agreement is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description

10.26	Amendment No. 5 to Crude Oil Supply Agreement, dated as of March 24, 2011 and effective March 1, 2011, between Calumet Lubricants Co., L.P. and Legacy Resources Co., L.P.

10.27	Amendment No. 5 to Crude Oil Supply Agreement, dated as of March 24, 2011 and effective March 1, 2011, between Calumet Shreveport Fuels, LLC and Legacy Resources Co., L.P.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALITY PRODUCTS PARTNERS, L.P.
	By:	CALUMET GP, LLC,
its General Partner

Date: March 25, 2011	By:	/s/ R. Patrick Murray, II
		Name:	R. Patrick Murray, II
		Title:	Vice President, Chief Financial Officer and Secretary

Exhibit Index

Exhibit Number	Description

10.26	Amendment No. 5 to Crude Oil Supply Agreement, dated as of March 24, 2011 and effective March 1, 2011, between Calumet Lubricants Co., L.P. and Legacy Resources Co., L.P.

10.27	Amendment No. 5 to Crude Oil Supply Agreement, dated as of March 24, 2011 and effective March 1, 2011, between Calumet Shreveport Fuels, LLC and Legacy Resources Co., L.P.